UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

JASON KOLBERT

RALF VON ZIEGESAR

RENE MORA

JOHN BORIS

CURTIS HOGUE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PVG Asset Management Corporation, together with the other participants named herein (collectively, “PVG”) on August 18, 2026 filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”), to be used to solicit proxies in connection with the 2026 annual meeting of stockholders of Anavex Life Sciences Corp. (“Anavex” or the “Company”) with respect to election of PVG’s slate of highly qualified director candidates and other proposals to be presented at the meeting.

The following is a script of a YouTube video posted by PVG on or about July 27, 2026. The information relating to Anavex Life Sciences Corp. was deleted from the video on or about August 3, 2026.

Market Update:

●	Oil prices are one of the top concerns of the market due to how it impacts inflation/interest rates. Oil on Monday has pulled back to the low $80s, low $70s would be very constructive. If you take the war out, oil is probably naturally around $50-$60 per barrel.
●	Likely as time passes oil drops in price.
●	If oil does pull back as we expect, yields in the bond market are likely to have peaked. The 10-Year Treasury got up to 4.7% and has now moved to about 4.63%.
●	How we view the yield on the 10-Year is it should be around nominal GDP, which is the sustainable real GDP, plus the long-term level of inflation, or around 4%-5%, unless it is being manipulated by the Fed or the economy enters a recession.
●	Bottomline is the bond market has likely priced in some of the negatives, and it could help the stock market greatly. If oil prices drop into the $70s, from a real deal with Iran, we believe we could see a significant move for the stock market.
●	The other major issue is the concentration of technology weighing in the market, and the leverage or margin debt in the ownership of investors. Even with the recent pullback, technology and related is still over 50%.
●	GOOG’s earnings report was disappointing for market as the free cash flow has turned negative -$5.9 billion for the second quarter. GOOG also guided to $205 billion in capital spending for 2026, or $125 billion total over the next two quarters and for 2027 “up significantly”, which means more many more quarter of negative cash flow. GOOG has about $126 billion in cash, which could be used up in 4-8 quarter based on “up significantly”.

GOOG Negative Cash Flow

Technicals:

●	The technicals of the S&P 500 are flashing a big caution sign. The S&P 500 is only down -2.5%, but it feels a lot worse. The issue is the momentum stocks have fallen significantly, MTUM is down -12.6% from the recent high. We see this as a little disturbing as the market is tripping some of the shorter-term moving averages.
●	We think, to ultimately move the market higher, we need some of this momentum money to move elsewhere.
●	The underlying market seems to be holding up, maybe anticipating lower oil prices, and starting to rotate out of technology. You can see this in RSP or Equal Weight S&P 500.

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S&P 500

Momentum ETF

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RSP Equal Weight S&P 500

AVXL Update:

●	We have been very frustrated with AVXL and the lack of reporting of quarterly earnings is really the straw that broke the camel’s back. They are about to miss second quarterly earnings report due by August 15th.
●	There is no excuse for missing reporting earnings on time! What would Trump do! What should the shareholder do for this massive value destruction! Down over -50% just from the high this year. The stock is approaching the cash on the balance sheet. This company has a real pipeline.
●	The board is missing some critical deadlines.
●	The board seriously risks having the stock delisted.
●	After firing the CEO for cause on April 30th the CEO replacement does not have any prior experience as a CEO. There was no cause given for why the CEO was fired. It makes your imagination run wild…why would a company do this? This is something that could have been told to investors upon the firing. This company needs an experienced CEO in the worse way!
●	Many of the very important players at the company were also fired.

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●	One important former employee called me to express his frustration with the board, relayed that the drug works, they need to perform a phase 3 trial taking out the flaws they discovered during the phase 2b/3 trial. More imaging of the brain to show the proof of less shrinking…etc.
●	It appears the company may be moving in a different direction, but no update has been given.
●	The drug as an oral Alzheimer’s solution has massive potential.
●	We filed with the SEC for our 6 candidates to replace the board on Friday and have received many positive calls thanking us for this. The group we have put together has vast experience.
●	For our investors we want to see this important drug get this drug approved, but this company will not make it with this team.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

PVG Asset Management Corporation, together with other participants named herein (collectively, “PVG”), has filed an amended preliminary proxy statement and accompanying GOLD universal proxy card with the SEC on August 18, 2026, to solicit proxies with respect to the election of PVG’s slate of highly qualified director candidates and other proposals to be presented at the 2026 annual meeting of stockholders of Anavex Life Sciences Corp. (“Anavex” or the “Company”).

THE PARTICIPANTS STRONGLY ADVISE STOCKHOLDERS TO READ THEIR DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GOLD UNIVERSAL PROXY CARD, WHEN AVAILABLE, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND ADDITIONAL MATERIALS ARE OR WILL BE AVAILABLE FREE OF CHARGE ON THE SEC’S WEBSITE. STOCKHOLDERS MAY ALSO REQUEST COPIES FROM THE PARTICIPANTS’ PROXY SOLICITOR, INVESTORCOM:

1055 Washington Boulevard, Suite 520, Stamford, CT 06901

Stockholders may call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

E-mail: proxy@investor-com.com

The Participants in the solicitation are PVG Asset Management Corporation, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue.

As of the date of the amended preliminary proxy statement, the Participants collectively beneficially owned 327,344 shares of Anavex common stock, representing approximately 0.36% of the outstanding shares of Anavex common stock.

Important Additional Information and Where to Find It

PVG intends to file a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the stockholders of Anavex Life Sciences Corp. (the “Company”) for the 2026 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ PVG’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents that PVG files with the SEC at no charge at the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

PVG and the named individuals in its proxy materials may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of these nominees and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the sections entitled “Background of the Solicitation” and “Certain Information Concerning the Participants,” and “Proposal 1 – Election of Directors.” Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in PVG’s amended preliminary proxy statement for the 2026 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov.

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